Exhibit 99.1 - Earnings Release

United Security Bancshares -
16.7% ROE for 1st Quarter of 2003

FRESNO, CA, April 10, 2003 -- Dennis R. Woods, President and Chief Executive Officer of United Security Bancshares http://www.unitedsecuritybank.com/ (NasdaqNM: UBFO) reported today the results of operations for the first quarter of 2003. Net income was $1,734,000, for a $219,000 increase or 14.4% above 2002.

Basic earnings per share for the first quarter were $0.32 compared with $0.28 for 2002, a 14.3% increase. Diluted earnings per share for the quarter were also $0.32 compared with $0.28 a year ago.

Woods added, “The levels of non-performing assets fell by 20% from year end during the first quarter and earnings grew by 14.4% compared with the year ago period. I’m very pleased with these accomplishments, especially because they were accomplished in an anemic economic environment. We've also seen the price of the Company's stock climb recently along with the daily number of shares traded. We believe this partly has to do with expectations that the Company's stock will be included in the Russell 2000 index, starting this July. When one strives to build shareholder value every day, its always very rewarding to see positive results materialize."

For the three months just ended, return on average equity was 16.7% and the return on average assets was 1.36%. For the same period in 2002 both ratios were the same, ROAE was 16.7% and ROAA was 1.36%. The stability of these key ratios is indicative of the banks' consistent performance and ability to build shareholder value, even during uncertain economic times.

The 58th consecutive quarterly cash dividend of $0.145 per share, up from $0.13 for an 11.5% increase from a year ago, was declared on March 25, 2003 to be paid on April 23, 2003, to shareholders of record on April 11, 2003.

Shareholders’ equity ended the quarter at $41,803,000, an increase of 14.7% over March 31, 2002. Dividends of $2.8 million were paid out of shareholders’ equity to shareholders during the past 12 months and $1.01 million was utilized to purchase and retire shares of Company stock at an average price of $17.27.

Net interest income for the first quarter 2003 was $4.6 million, up $448 thousand from 2002 for an increase of 10.8%. The net interest margin declined from 4.07% in 2002 to 3.89% in 2003. The decline is primarily attributable to the decline in interest rates administered by the Federal Reserve Bank.

Noninterest income for the first quarter of 2003 was $1,108,000, down from $1,319,000 in 2002 for a decrease of $211,000 or 16.1%. The decrease is primarily the result of $248,000 that was earned in shared appreciation fees in 2002 compared with only $11,000 in 2003.

First quarter operating expenses for the three months ended March 31 were $2,848,000 for 2003 and $2,695,000 for 2002, an increase of $153,000 or 5.7%. The primary factors contributing to the rise were salaries and other employee benefits and other expense items. The efficiency ratio changed to 50.08% for 2002 from 49.45% in 2002.

The provision for loan loss was $245 thousand for the first quarter of 2003 and $620 thousand for 2002. The banks model used to determine the adequacy of the allowance for loan losses is the primary factor for establishing the amount of the provision for loan losses and is considered adequate.

Non-performing assets improved to 3.82% of total assets on March 31, 2003, down from 4.89% at December 31, 2002.

United Security Bancshares is a $510 million bank holding company. United Security Bank, it’s principal subsidiary is a state chartered bank and member of the Federal Reserve Bank of San Francisco.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net loan charge-offs, rate of loan loss reserve to total loans, growth in loans, deposits and assets, continued success of its Banking strategy and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest spread, and the quality of the Company’s earning assets; (2) any difficulties that may be encountered in integrating newly acquired businesses and in realizing operating efficiencies; (3) government regulation; (4) the risks relating to the Company’s warrant positions; and (5) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002.

United Security Bancshares
Consolidated Balance Sheets (unaudited)
(Dollars in thousands)
                                                             Mar 31             Mar 31
                                                              2003               2002
Cash & noninterest-bearing deposits in                   ----------------   ----------------
 Other banks                                                      $16,537            $19,309
Interest-bearing deposits in other banks                           10,273                  0
Federal funds sold                                                 18,140             10,725
Investment securities                                              98,160             74,738
Loans, net of unearned fees                                       351,470            339,582
 Less: allowance for loan losses                                  (4,968)            (5,024)
                                                         ----------------   ----------------
Loans, net                                                        346,503            334,558
Premises and equipment, net                                         2,545              2,916
Intangible assets                                                   2,211              2,570
Other assets                                                       21,342             27,660
                                                         ----------------   ----------------
TOTAL ASSETS                                                     $515,711           $472,476
                                                                =========          =========
Deposits:
 Noninterest-bearing demand & NOW                                $123,627            $96,209
 Savings                                                           22,594             19,055
 Time                                                             298,755            266,712
                                                         ----------------   ----------------
Total deposits                                                    444,976            381,976

Borrowed funds                                                      9,550             36,268
Other liabilities                                                   4,382              2,797
                                                         ----------------   ----------------
TOTAL LIABILITIES                                                $458,908           $421,040

Subordinated Debentures                                            15,000             15,000

Shareholders' equity:
 Common shares outstanding:
  5,423,931 at Mar. 31, 2003
  5,382,937 at Mar. 31, 2002                                      $17,435            $17,891
Retained earnings                                                  24,055             19,391
Unallocated ESOP shares                                             (509)              (823)
Other comprehensive income (loss)                                     822               (24)
                                                         ----------------   ----------------
Total shareholders' equity                                        $41,803            $36,436
TOTAL LIABILITIES &
SHAREHOLDERS' EQUITY                                             $515,711           $472,476
                                                                =========          =========
United Security Bancshares
Consolidated Statements of Income
 (unaudited)                                                 Three              Three
                                                             Months             Months
                                                             Ending             Ending
                                                             Mar 31             Mar 31
                                                              2003               2002
                                                        ----------------   ----------------
Interest income                                                    $6,757             $6,845
Interest expense                                                    2,178              2,713
                                                           --------------     --------------
Net interest income                                                 4,579              4,131
Provision for loan losses                                             245                620
Other income                                                        1,108              1,319
Other expenses                                                      2,848              2,695
                                                           --------------     --------------
Income before income taxes                                          2,595              2,135
Provision for income taxes                                            860                619
                                                           --------------     --------------
NET INCOME                                                         $1,734             $1,516

United Security Bancshares
Selected Financial Data
                                                             Three              Three
                                                             Months             Months
                                                             Ended              Ended
                                                           03/31/2003         03/31/2002
                                                         ---------------    ---------------
Basic Earnings Per Share                                            $0.32              $0.28
Diluted earning per share                                           $0.32              $0.28

Annualized Return on:
Average Assets                                                      1.36%              1.36%
Average Equity                                                     16.73%             16.73%
Net Interest Margin                                                 3.89%              4.07%

Net Charge-offs  to Average Loans                                   0.24%              0.02%

                                                               03/31/2003         03/31/2002
                                                         ---------------    ---------------
Book Value Per Share                                                $7.71              $6.77
Tangible Book Value Per Share                                       $7.30              $6.29
Efficiency Ratio                                                   50.08%             49.45%
Non Performing Assets to Total Assets                               3.82%              3.76%
Allowance for Loan Losses
 to Total Loans                                                     1.41%              1.48%
Shares Outstanding - period end                                 5,423,931          5,382,937